SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT



           Pursuant to Section 13 or 15 (d) of the
               Securities Exchange Act of 1934

                          July 31, 1994
      Date of Report (date of earliest event reported)




                     FIRST NATIONAL BANCORP
      (exact name of registrant as specified in its charter)




           Georgia           0-10657           58-1415138
        (state or other     (Commission       (IRS Employer
        jurisdiction of     File No.)         Identification
        of incorporation)                     Number)




    303 Jesse Jewell Parkway, Suite 700, Gainesville, Georgia 30501
             (address of principal executive office)(zip code)




                          (404) 503-2000
    (Registrant's telephone number, including area code)




                           No Change
   (Former name or address, if changed since last report)

Item 5.  OTHER EVENTS

(a.) At the close of business, on July 31, 1994, the merger of Barrow Bancshares, Inc., Winder Georgia, with and into First National Bancorp ("Registrant"), whereby Barrow Bank and Trust Company became a subsidiary of Registrant, as described in the Registrant's Registration Statement on Form S-4, S.E.C. File No. 33-53719, was consummated. The consummation of the merger placed Barrow Bank and Trust Company, Winder,Georgia, under Registrant as a wholly owned subsidiary. As discussed in the Registration Statement, the acquisition is being accounted for using the "pooling-of-interests" method of accounting. Registrant has issued approximately 521,757 shares of First National Bancorp $1.00 par value common stock in exchange for all of the 380,845 outstanding shares of Barrow Bancshares, Inc. stock. Cash needed for fractional shares, which is deemed not material, will be paid to shareholders of Barrow Bancshares, Inc. by Registrant from internal sources of funds. The common shares issued by First National Bancorp are those shares registered in said Registration Statement, S.E.C. File No. 33-53719. Since the acquisition is being accounted for under the "pooling-of-interests" method of accounting, historical financial statements of First National Bancorp will be restated to include Barrow Bancshares, Inc., and its subsidiary, Barrow Bank and Trust Company.

     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FIRST NATIONAL BANCORP
                                   (Registrant)


                                   By: s/C. Talmadge Garrison
                                       C. Talmadge Garrison
                                       Senior Vice President
                                       Secretary & Treasurer





Date:  August 2, 1994